FIRST AMENDMENT TO DEED OF TRUST,
                   SECURITY AGREEMENT AND FINANCING STATEMENT


     THIS FIRST AMENDMENT TO DEED OF TRUST, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Amendment") is entered into as of the effective time and date hereinafter stated (the "Effective Date") by and among TESORO ALASKA PETROLEUM COMPANY, a Delaware corporation with an address for notice hereunder of 8700 Tesoro Drive, San Antonio, Texas 78217 ("Trustor"), TRANSALASKA TITLE INSURANCE AGENCY, INC., an Alaska corporation, whose address is 400 W. Tudor Road, Anchorage, Alaska 99503 (including any successor trustee at the time acting as such hereunder, "Trustee") and BANQUE PARIBAS, as Administrative Agent for the benefit of the Issuing Banks and the Lenders, with offices and banking quarters at 1200 Smith, Suite 3100, Houston, Texas 77002 ("Beneficiary"). Any capitalized term used but not defined in this Amendment shall have the meaning assigned to such term in the hereinafter described Credit Agreement.


                                R E C I T A L S


     A. Tesoro Petroleum Corporation (the "Company"), Texas Commerce Bank National Association, as agent and various lenders (the "Prior Lenders") entered into a Credit Agreement dated as of April 20, 1994 (as amended from time to time, the "Prior Credit Agreement"), and Trustor and others entered into a Guaranty Agreement dated of even date therewith guaranteeing the prompt and complete payment of the indebtedness and obligations of the Company under the Prior Credit Agreement (the "Prior Guaranty Agreement").

     B. The Prior Credit Agreement and the Prior Guaranty Agreement was secured by, among other things, that certain Deed of Trust, Security Agreement and Financing Statement dated as of even date therewith from Trustor to Texas Commerce Bank National Association, as agent, as beneficiary ("Prior Beneficiary") for the benefit of the Prior Lenders (the "Deed of Trust").

     C. The Deed of Trust was duly recorded in Book 441, page 848, File No. 94-3633 of the real estate records of the Kenai Recording District, Third Judicial District, State of Alaska on April 27, 1994.

     D. Of even date herewith, the Company, Banque Paribas, as Administrative Agent, The Bank of Nova Scotia, as Documentation Agent and various lenders (the "Lenders") are entering into an Amended and Restated Credit Agreement (the "Credit Agreement") amending and restating the Prior Credit Agreement, and Trustor and others are entering into an Amended and Restated Guaranty Agreement amending and restating the Prior Guaranty Agreement.


     E. Also of even date herewith, Prior Beneficiary is entering into an Assignment of Liens assigning all of its right, title and interest under the Deed of Trust to Banque Paribas, as Administrative Agent for the benefit of the Issuing Banks and the Lenders ("Beneficiary").

     F.   Trustor and Beneficiary now desire to amend the Deed of Trust.

     NOW, THEREFORE, in view of the foregoing, Trustor and Beneficiary do hereby agree as follows:

     1. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Deed of Trust.

     2. All references in the Deed of Trust to "this Deed of Trust", as defined in Section 1.02 of the Deed of Trust shall mean the Deed of Trust as amended hereby and as the same may from time to time be further amended or supplemented.

     3. All references in the Deed of Trust to "Beneficiary" shall mean Banque Paribas, as Administrative Agent for the benefit of the Issuing Banks and the Lenders, and all references in the Deed of Trust to "Credit Agreement" shall mean the above-described Credit Agreement as the same may be amended, supplemented or restated from time to time.

     4. Section 2.03 of the Deed of Trust is amended in its entirety to hereafter read as follows:

          "Section 2.03 Indebtedness Secured. This Deed of Trust is executed and delivered by Trustor to secure and enforce the following (the "Indebtedness"):

          (a) Payment of and performance of any and all indebtedness, obligations and liabilities of Trustor pursuant to that certain Amended and Restated Guaranty Agreement dated June 7, 1996 executed by the Trustor, among others, in favor of BANQUE PARIBAS, as Administrative Agent for the Issuing Banks and the Lenders (as the same may from time to time be amended, supplemented or otherwise modified, the "Guaranty Agreement"), guaranteeing the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined in the Guaranty Agreement) including, without limitation, the Letters of Credit and the Notes evidencing Loans the proceeds of which may be disbursed over time, then satisfied in whole or in part, and then disbursed again over time, which indebtedness, obligations and liabilities will have a total principal balance from time to time of not more than $150,000,000 and any obligations arising under the Hedging Agreements with any Lender or its Affiliates.

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          (b)  Any  sums  which  may  be  advanced or paid by Beneficiary or any
     Lender under the terms hereof on account of the failure of Trustor to comply with the covenants of the Trustor contained herein or in the Credit Agreement; and all other indebtedness of Trustor arising pursuant to the provisions of this Deed of Trust.

          The Indebtedness which is secured by this Deed of Trust, if not sooner paid, is all due and payable on the 30th day of April, 2000. For the purpose of AS 34.20.150, the period of this Deed of Trust and the date when this Deed of Trust matures is six (6) years after said date.

          The Indebtedness is Senior Debt as such term is defined in that certain Subordination Agreement dated December 15, 1992 among Trustor, the Company and the State of Alaska attached as Exhibit 7 to the Settlement Agreement dated December 15, 1992 among Trustor, the Company and the State of Alaska."

     5. Trustor hereby confirms that it has heretofore granted, bargained, sold, assigned, mortgaged, warranted, transferred and conveyed to Trustee for the benefit of Beneficiary, and granted a security interest to Beneficiary in, the Mortgaged Property, and Trustor further grants, bargains, sells, assigns, mortgages, warrants, transfers and conveys to Trustee for the benefit of Beneficiary, and grants a security interest to Beneficiary in, the Mortgaged Property, to Beneficiary on behalf of the Lenders to secure the payment and performance of the Indebtedness as defined herein.

     6. The parties hereto hereby acknowledge and agree that except as specifically amended, changed or modified hereby, the Deed of Trust shall remain in full force and effect in accordance with its terms. None of the rights, titles and interests existing and to exist under the Deed of Trust are hereby released, diminished or impaired, and Trustor hereby reaffirms all covenants, representations and warranties made in the Deed of Trust.

     7. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof.

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EXECUTED this ___ day of June, 1996, to  be effective as of the 7th day of June,
1996 (the "Effective Date").

                              TRUSTOR:

                              TESORO ALASKA PETROLEUM COMPANY



                              By: /s/ G. A. Wright
                              Name:     G. A. Wright
                              Title:    Vice President and Treasurer


                              BENEFICIARY:

                              BANQUE PARIBAS, AS ADMINISTRATIVE AGENT



                              By: /s/ Brian Malone
                              Name:     Brian Malone
                              Title:    Vice President



                              By: /s/ Barton D. Schouest
                              Name:     Barton D. Schouest
                              Title:    Group Vice President

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STATE OF TEXAS

COUNTY OF HARRIS

    The foregoing instrument was acknowledged before me the 7th day of June, 1996 by G. A. Wright, Vice President and Treasurer of TESORO ALASKA PETROLEUM COMPANY, a Delaware corporation, on behalf of such corporation.


Seal:                    /s/ Linda Daugherty
                         Notary Public in and for the
                         State of Texas


STATE OF TEXAS

COUNTY OF HARRIS

    The foregoing instrument was acknowledged before me the 7th day of June, 1996 by Brian Malone, Vice President of BANQUE PARIBAS, a bank organized under the laws of France acting through its Houston, Texas agency, on behalf of such bank.


Seal:                    /s/ Linda Daugherty
                         Notary Public in and for the
                         State of Texas


STATE OF TEXAS

COUNTY OF HARRIS

    The foregoing instrument was acknowledged before me the 7th day of June, 1996 by Barton D. Schouest, Group Vice President of BANQUE PARIBAS, a bank organized under the laws of France acting through its Houston, Texas agency, on behalf of such bank.


                         /s/ Linda Daugherty
                         Notary Public in and for the
                         State of Texas
                         Seal:

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